RESCISSION AGREEMENT

This Rescission Agreement (this "Rescission Agreement"), dated Jan 5, 2010, is made is made between Antoine Jarjour and Roula Jarjour, husband and wife residing in the State of Washington ("Sellers") and Franklin Lake Resources Inc., a Nevada corporation (the "Buyer").

WHEREAS, on October 6, 2008, the Buyer and Sellers entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") which was amended on November 19, 2008; and,

WHEREAS, the Buyer and Sellers desire to rescind the Asset Purchase Agreement for the reason that the Sellers are unable to complete the terms of the Agreement in that they are unable to prepare the financial statements required by Reg. S-X of the Securities Exchange Act of 1934 and therefore is unable to supply the financial statements required by Item 9.01 of Form 8-K.

NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

The Asset Purchase Agreement and amendment thereto entered into between the Buyer and Sellers on October 6, 2008 and November 19, 2008 respectively, are hereby rescinded, set aside and held for naught and all consideration paid by either party is hereby returned to the respective parties.

IN WITNESS WHEREOF, the parties have executed this Rescission Agreement as of the date first above written.

SELLERS:

Antoine Jarjour

Roula Jarjour

BUYER:

As Seen on Screen TV Inc.
Formerly, Franklin Lake Resources Inc.

BY:

Antonie Jarjour, President